Exhibit 99.1

MEI Pharma Announces Results of Special Meeting of Stockholders

SAN DIEGO, July 23, 2023 – MEI Pharma, Inc. (NASDAQ: MEIP) (the “Company”) today announced that, based on a count of the votes cast at the Company’s Special Meeting of Stockholders, MEI, by a narrow margin, did not obtain the necessary stockholder votes to approve the merger agreement with Infinity Pharmaceuticals, Inc. (“Infinity”). The certified results show that 59.70% of outstanding shares were voted, of which 47.86% voted in favor of the proposed transaction, and 51.44% against. Accordingly, MEI has sent Infinity a notice terminating the merger agreement.

“While we believe the benefits of the Infinity transaction were compelling for MEI stockholders, we appreciate and value the perspectives of our stockholders,” said David M. Urso, President and Chief Executive Officer of MEI Pharma. “Our Board and management team remain highly-focused on the potential for capturing the stockholder value inherent in the Company’s current development pipeline, which includes Voruciclib and ME-344. With clinical data expected from both of our clinical-stage pipeline programs around year-end and capital to support our near-term development plans, we are focused on the potential opportunities for creating stockholder value.”

MEI’s clinical-stage development programs have the potential, in combination with current therapies, to overcome known resistance mechanisms and improve patient outcomes in cancer. This is supported by pre-clinical and clinical data showing potential anti-tumor activity and mechanistic proof of concept for the combinations being evaluated. Specifically:

•	Voruciclib is an orally administered Cyclin-Dependent Kinase 9 (CDK9) inhibitor being clinically investigated for hematological malignancies in combination with Venclexta®.

•	ME-344 is a novel, mitochondrial inhibitor drug candidate targeting the OXPHOS pathway involved in the production of adenosine triphosphate (“ATP”) being evaluated in combination with Avastin®.

Voruciclib, in combination with Venclexta, and ME-344, in combination with Avastin, are expected to generate data around the end of this year, with the potential to demonstrate safety and preliminary evidence of efficacy for Voruciclib in patients with acute myeloid leukemia, and for ME-344 in patients with colorectal cancer.

The final vote count regarding the Special Meeting, certified by the independent Inspector of Election, will be filed with the Securities and Exchange Commission on a Form 8-K as soon as practicable, following the customary review and challenge period.

MEI will share further updates on its pipeline and opportunities for value-creation in an investor update call that will be scheduled in the coming days.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates includes clinical stage candidates with differentiated mechanisms of action intended to address unmet medical needs and deliver improved benefit to patients, either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com. Follow us on Twitter @MEI_Pharma and on LinkedIn.

Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our expectations regarding the effect of the reverse stock split, our ability to meet the minimum bid price requirement, our ability to regain compliance with the Nasdaq continued listing requirements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s minimum bid price requirement, or otherwise maintain compliance with any other listing requirements on Nasdaq, the potential de-listing of our shares on Nasdaq, our strategy, business plans and focus, and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts

David A. Walsey

858-369-7104

investor@meipharma.com

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Aaron Palash

212-355-4449

MEIP-jf@joelefrank.com